UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
 SECURITIES EXCHANGE ACT OF 1934
RICEBRAN TECHNOLOGIES
(Exact name of registrant as specified in its charter)

California	87-0673375
(State of incorporation)	(I.R.S. Employer Identification No.)

6720 N. Scottsdale Road, Suite # 390 Scottsdale, AZ	85253
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value per share	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates:  Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:  None

Explanatory Note

This Registration Statement on Form 8-A of RiceBran Technologies replaces RiceBran’s (f/k/a NutraCea) Registration Statement on 10-SB previously filed with the Securities and Exchange Commission (the “Commission”) on April 19, 2001 (the “Prior 10-SB”). The NASDAQ Stock Market LLC has approved the Common Stock and Warrants of the Registrant for listing and trading on the NASDAQ Capital Market and the Common Stock and Warrants of the Registrant are expected to begin trading on such market on December 13, 2013, under the trading symbols RIBT and RIBTW, respectively. As a result of the listing of RiceBran’s Common Stock and Warrants on the NASDAQ Capital Market, the Common Stock and Warrants are hereby registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rather than, in the case of the Common Stock previously, Section 12(g) of the Exchange Act. References in this Registration Statement to “Ricebran,” “we,” “us,” or “our” refer to RiceBran Technologies.
ITEM 1. DESCRIPTION OF SECURITIES TO BE REGISTERED.

RiceBran hereby incorporates by reference the description of its Common Stock, no par value, and Warrants to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-191448), as originally filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.
ITEM 2. EXHIBITS
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 11, 2013
RICEBRAN TECHNOLOGIES

	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer